Exhibit (h)(1)(f)


                                SECOND AMENDMENT

                             TO THE AGENCY AGREEMENT

         This Amendment is made as of the 13th day of March, 2006, to each Agency Agreement listed on Schedule A (the "Agreement") between the Funds listed thereon, on behalf of the Series listed thereon (collectively the "Funds" and each separately a "Fund"), and DWS Scudder Investments Service Company ("Service Company").

     NOW, THEREFORE, in consideration of the mutual promises set forth and for other good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

1.        The following is hereby inserted as a new Section 5 C:


          Reference is made herein to the January 15, 2003 agreement, by and between DST SYSTEMS, INC. ("DST") and DWS SCUDDER INVESTMENTS SERVICE COMPANY ("DWS-SISC") and all subsequent amendments to that agreement ("DST Agreement"). The DST Agreement provides for the fulfillment of DWS-SISC's transfer agency services outlined in this Agreement by DST and delegated pursuant to Section 21 C of this Agreement. Exhibit D of the DST Agreement provides for certain service level bonuses and liquidated damages based on the quality of services provided. The parties agree that all liquidated damage payments made by DST to DWS-SISC or its affiliates in respect of the Fund pursuant to Sections C or D of Exhibit D of the DST Agreement shall be passed through to the Fund, and that all bonus payments payable by DWS-SISC in respect of the Fund pursuant to Section E of Exhibit D of the DST Agreement shall be an obligation of, and borne by, the Fund. The standards for these payments will be negotiated as provided for in Section of Exhibit D of the DST Agreement. All payments made pursuant to this amendment shall be charged or credited to the funds based on the relative number of accounts subject to the Annual Per Account Fee under the Retail and IRA Account Fee Schedule, except omnibus accounts and Matrix Level III accounts. The Retail and IRA Account Fee Schedule does not cover wholesale money funds and is to be distinguished from the Retirement Account Fee Schedule. The number of accounts will be measured on the last day of the period with respect to which the charge or credit is to be assessed. DWS-SISC shall report to the Board of the Fund at least annually regarding any adjustments to anticipated call volumes, and shall report to the Fund as least semi-annually regarding any liquidated damage payments or bonus payments paid to or by the Fund, as the case may be.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer as of the day and year first set forth above.

                                          DWS CHICAGO BOARD FUNDS
                                          (Funds listed on Schedule A)

                                          By: /s/Philip J. Collora
                                             -----------------------------------

                                          Name:    Philip J. Collora
                                          Title:   Vice President

ATTEST:

/s/John Millette
-----------------------------
Name: John Millette
Title: Secretary
                                          DWS SCUDDER  INVESTMENTS
                                          SERVICE COMPANY

                                          By:  /s/Barbara Wizer
                                              ----------------------------------

                                          Name:    Barbara Wizer
                                          Title:   Vice President

ATTEST:

/s/Kristine Lyons
-----------------------------
Name: Kristine Lyons
Title: Vice President

                                   SCHEDULE A
                                       TO
                               SECOND AMENDMENT TO
                                AGENCY AGREEMENT


                                                                                             Date of Agency
     Fund                                            Series                                    Agreement
     ----                                            ------                                    ----------

DWS Blue Chip Fund                                                                          January 1, 1989

DWS Target Fund                                 DWS Target 2010 Fund                        January 11, 1990

                                                DWS Target 2011 Fund

                                                DWS Target 2012 Fund

                                                DWS Target 2013 Fund

                                                DWS Target 2014 Fund

                                                DWS Target 2008 Fund

DWS Technology Fund                                                                         January 1, 1989

DWS Balanced Fund                                                                           January 1, 1989

DWS High Income Series                          DWS High Income Fund                        January 1, 1989

DWS Strategic Income Fund                                                                   April 29, 1994

DWS U.S. Government Securities Fund                                                         January 1, 1989

DWS High Income Trust                                                                       May 3, 1991

DWS Multi-Market Income Trust                                                               May 3, 1991

DWS Municipal Income Trust                                                                  May 3, 1991

DWS Strategic Income Trust                                                                  April 29, 1994

DWS Strategic Municipal Income Trust                                                        May 3, 1991



                                        3

     Fund                                            Series                                    Agreement
     ----                                            ------                                    ----------

Cash Account Trust                              Money Market Portfolio                      September 6, 1990

                                                Government & Agency Securities Portfolio

                                                Tax-Exempt Portfolio

Investors Cash Trust                            Government & Agency Securities Portfolio    September 21, 1990

                                                Treasury Portfolio

Investors Municipal Cash Fund                   Investors Florida Municipal Cash Fund       October 18, 1990

                                                Investors Michigan Municipal Cash Fund

                                                Investors New Jersey Municipal Cash Fund

                                                Investors Pennsylvania Municipal Cash Fund

                                                Tax-Exempt New York Money Market Fund

Tax-Exempt California Money                                                                 April 1, 1991
Market Fund

DWS Money Funds                                 DWS Money Market Fund                       January 1, 1989

                                                DWS Government & Agency Money Fund

                                                DWS Tax-Exempt Money Fund

DWS Equity Trust                                DWS Core Plus Allocation Fund               March 2, 1998

                                                DWS Dreman Financial Services Fund



                                        4

     Fund                                            Series                                    Agreement
     ----                                            ------                                    ----------

DWS State Tax-Free Income Series                DWS California Tax-Free Income Fund         January 1, 1989

                                                DWS New York Tax-Free Income Fund

DWS Value Series                                DWS Large Cap Value Fund                    September 11, 1995

                                                DWS Dreman Concentrated Value Fund

                                                DWS Dreman High Return Equity Fund

                                                DWS Dreman Mid Cap Value Fund

                                                DWS Small Cap Value Fund


                                       5